Exhibit 3.13

ARTICLES OF ORGANIZATION Limited Liability Company-DOMESTIC C.G.S. §§34-120: 34-121

Website Address: www.concord.sots.ct.gov Telephone Number: (860) 509-6003

Mailing Address: Connecticut Secretary of the State, Commercial Recording Division P.O. Box 150470. Hartford, CT 06115-0470 Courier Delivery Address ONLY: (i.e. FedEx, UPS, etc.) 30 Trinity Street, Hartford, CT 06106

USE INK. COMPLETE ALL SECTIONS, PRINT OR TYPE. (Attach 8 1⁄2 x 11 sheet if necessary)

1. Complete name of Limited Liability Company-REQUIRED: (Must include business designation i.e. LLC, L.L.C., etc.) SS&C Technologies Connecticut, LLC
2. Description of business to be transacted or purpose to be promoted-REQUIRED: Holding company for intracompany finance instruments
3. LLC’s principal office address - REQUIRED: (No P.O. Box) 80 Lamberton Road, Windsor, CT 06095	4. Mailing address, if different than #3:

5. Appointment of statutory agent for service of process-REQUIRED: Complete A or B, not both

EITHER ☐ A. If agent is an individual:

Print or type full legal name:		Business Address: (No P.O. Box) If none, MUST state “NONE”

Signature accepting appointment: X		CT Residence Address: (No P.O. Box)

OR ☒ B. If agent is a business:

Print or type name of business as it appears on our records: Corporation Service Company		CT Business Address: (No P.O. Box) 50 Weston Street Hartford, CT 06120-1537

Signature accepting appointment on behalf of agent: /s/ Michele Polsky		Print name & title: Michele Polsky Assistant VP

6. Manager or member information-REQUIRED: (Must list at least one manager or member of the LLC.)
Name	Title	Business Address: (No P.O. Box)	Residence Address: (No P.O. Box)

SS&C Technologies, Inc.	Member	80 Lamberton Rd, Windsor, CT N/a 06095 If none, MUST state “NONE”

If none, MUST state “NONE”

7. Management - Place a check next to the following statement ONLY if it applies ☐ Management of the limited liability company shall be vested in a manager or managers.

8. Execution-REQUIRED: (Subject to penalty of false statement.)

Print or type name of organizer: Patrick J. Pedonti on behalf of SS&C Technologies, Inc.		Signature: /s/ Patrick J. Pedonti	Date: 8/27/09